Exhibit 99.1
ADVISORY AGREEMENT RENEWAL AGREEMENT
THIS ADVISORY AGREEMENT RENEWAL AGREEMENT (this “Renewal Agreement”), dated as of September 27, 2025 (the “Effective Date”), is between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”).
RECITALS
WHEREAS, the Company and the Advisor are parties to that certain Advisory Agreement, dated as of September 27, 2024, Amendment No. 1 to the Advisory Agreement, entered as of October 11, 2024, Amendment No. 2 to the Advisory Agreement, entered as of December 20, 2024, and Amendment No. 3 to the Advisory Agreement, entered as of February 6, 2025 (collectively, the “Advisory Agreement”);
WHEREAS, the term of the Advisory Agreement expires on September 27, 2025;
WHEREAS, pursuant to Article 13 of the Advisory Agreement, the term of the Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties; and
WHEREAS, the Company and the Advisor now desire to memorialize the renewal of the Advisory Agreement as more particularly set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Advisor, intending to be legally bound, hereby covenant and agree as follows:
1.Incorporation of Recitals; General Provisions. The above Recitals are true and correct and are incorporated herein as if set forth in full. Unless the context requires otherwise, any capitalized term used but not defined herein shall have its respective meaning as set forth in the Advisory Agreement. In the event of any conflict between the terms and provisions of this Renewal Agreement and the terms and provisions of the Advisory Agreement, the terms and provisions of this Renewal Agreement shall, in all instances, control and prevail.
2.Extension of Term. In accordance with Article 13 of the Advisory Agreement, the term of the Advisory Agreement is hereby renewed for one additional year (the “Extension Term”), with such Extension Term commencing on September 27, 2025 and continuing until 11:59 pm (local time) on September 27, 2026, unless sooner terminated in accordance with the provisions of the Advisory Agreement. From and after the Effective Date, all references to the “term” of the Advisory Agreement shall include the Extension Term.
3.Full Force and Effect. Except as otherwise expressly provided herein, the Advisory Agreement shall remain in full force and effect in accordance with its terms and the parties hereby acknowledge, affirm, and ratify such terms and conditions. Notwithstanding the foregoing and the terms of the Advisory Agreement, the Advisor and Company each acknowledge and agree that payment of certain Asset Management Fees and Disposition Fees are further subject to the terms and conditions of the Management Fee and Disposition Fee Subordination Agreement by the Advisor in favor of U.S. Bank National Association, dated as of November 22, 2024.
4.Counterparts and Signatures. This Renewal Agreement may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties hereto.
5.Modification. This Renewal Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
6.Governing Law. The provisions of this Renewal Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.
7.Authority. The parties each represent and warrant to the other that it has full power, right and authority to execute and perform this Renewal Agreement and all corporate action necessary to do so has been duly taken.
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IN WITNESS WHEREOF, the parties have caused this Renewal Agreement to be executed as of the day and year first above written.

KBS REAL ESTATE INVESTMENT TRUST III, INC.
By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS CAPITAL ADVISORS LLC
By:	PBren Investments, L.P., a Manager
	By:	PBren Investments, LLC, as general partner
		By:	PBCS Management, LLC, a Manager
			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager

By:	Schreiber Real Estate Investments, L.P., a Manager
	By:	Schreiber Investments, LLC, as general partner
		By:	PBCS Management, LLC, a Manager
			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager